UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)	On March 12, 2015, Visant Corporation (“Visant” or the “Company”) announced on its fiscal year 2014 earnings call that Mr. Paul Carousso, who currently serves as the Company’s Senior Vice President, Chief Financial Officer, will be completing his tenure with Visant and resigning his position effective during April 2015. Mr. Carousso has been affiliated with Visant and its subsidiaries since October 2004. Prior to his departure, Mr. Carousso will continue to assist in transitioning his responsibilities, including the filing of the Company’s fiscal year 2014 Annual Report on Form 10-K. Consistent with the planned consolidation of Visant’s corporate functions within its Jostens, Inc. (“Jostens”) subsidiary initiated by Visant in 2014, Mr. Jim Simpson, who currently holds the position of Senior Vice President, Chief Financial Officer of Jostens will assume the additional role of Senior Vice President, Chief Financial Officer of Visant effective with Mr. Carousso’s departure. Mr. Simpson, age 54, has been with Jostens since 2010. Prior to joining Jostens, Mr. Simpson served for 10 years as the Chief Financial and Administrative Officer of International Dairy Queen, a subsidiary of Berkshire Hathaway, which owns, operates and franchises restaurants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: March 12, 2015	/s/ MARC L. REISCH
Marc L. Reisch
President and Chief Executive Officer